EXHIBIT 24.1

POWER OF ATTORNEY

The undersigned Directors of Paychex, Inc., do hereby constitute and appoint John B. Gibson their true and lawful attorney and agent, to execute the Paychex, Inc., Annual Report on Form 10-K for the fiscal year ended May 31, 2025, for us and in our names as Directors, to comply with the Securities Exchange Act of 1934, as amended, and the rules, regulations and requirements of the Securities and Exchange Commission in connection therewith.

Dated:	July 11, 2025	/s/ Martin Mucci
Martin Mucci

Dated:	July 11, 2025	/s/ Thomas F. Bonadio
Thomas F. Bonadio

Dated:	July 11, 2025	/s/ Joseph G. Doody
Joseph G. Doody

Dated:	July 11, 2025	/s/ Pamela A. Joseph
Pamela A. Joseph

Dated:	July 11, 2025	/s/ Theresa M. Payton
Theresa M. Payton

Dated:	July 11, 2025	/s/ Kevin A. Price
Kevin A. Price

Dated:	July 11, 2025	/s/ Joseph M. Tucci
Joseph M. Tucci

Dated:	July 11, 2025	/s/ Joseph M. Velli
Joseph M. Velli

Dated:	July 11, 2025	/s/ Kara Wilson
Kara Wilson